Exhibit 10.28

ASSIGNMENT AND ASSUMPTION

OF

MANAGEMENT AGREEMENT

This Assignment and Assumption of Management Agreement (this “Agreement”) is made as of May 12, 2021, by and between HD Sunland Park Property, LLC, a Delaware limited liability company (“Assignor”), LF3 El Paso TRS, LLC, a Delaware limited liability company (“Assignee”), and LF3 El Paso, LLC, a Delaware limited liability company (“Owner”).

RECITALS:

A.Assignor and Elevation Hotel Management, LLC, a Texas limited liability company (“Operator”) are parties to that certain management agreement dated as of November 29, 2018 as amended by the First Amendment dated December 19, 2020 (“Management Agreement”), relating to the Holiday Inn El Paso Sunland Park, located at 900 Sunland Park, El Paso, Texas 79922 (“Hotel”).

B.Assignor is conveying all of its right, title and interest in and to the Hotel (as defined as the, together with the buildings, and all other improvements constructed, all easements or other appurtenant rights thereto) to Owner as of the date hereof.

C.Assignor is conveying all of its right, title and interest in FF&E and Fixed Asset Supplies as defined in the Management Agreement to the Assignee

D.Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Management Agreement, and Assignee desires to assume the rights and obligations of Assignor with respect to the Management Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.Assignment.  Assignor hereby sells, assigns, conveys, transfers and grants to Assignee all of Assignor’s right, title and interest in, to and under the Management Agreement as of 12:00 PM on the date hereof (the “Effective Date”).

2.Article II, Term. Article II as amended shall be replaced in its entirety to reflect the following:

“2.0This Agreement is effective on May 12, 2021 (the “Commencement   Date”) and shall have a term commencing on the Commencement Date and automatically expiring ninety (90) days after the Commencement Date. Operator and Manager shall endeavor during the Term to negotiate a new management agreement on terms acceptable to each.”

3.Article III, Appointment and Agreement of Operator. The last sentence is section 3.1 is deleted.

4.Article VII, Books, Records, and Statements; Budgets. Section 7.4(A), there last sentence shall be replaced with the following:

“the Operating Budget for Assignor was prepared and approved for fiscal year 2021, however, Assignee reserves the right to request changes or additions to the Budget in due course of the Term.”

5.Article VIII, Management Fees and Payments to Operator and Owner. Section 8.1 as amended shall be replaced with the following:

“8.1 Owner shall pay to Operator, on a monthly basis, for services rendered under this Agreement a management fee (the “Basic Fee”) equal to three percent (3%) of Total Revenues.”

6.Article XIX, Notices. The notice addresses within Article XIX shall be replaced with the following:

Assignor/Owner:LF3 El Paso TRS, LLC

1635 43rd St. South, Suite 205

Fargo, ND 58103

Attn: Corey Maple

Telephone No.: 701-630-6500

Telecopy No.: 701-532-3369

And Copy to:Linzey Erickson

Chief Executive Officer

1635 43rd St. South, Suite 205

Fargo, ND 58103

Telephone No.: 701-566-5238

Telecopy No.: 701-532-3369

and Operator:

Elevation Hotel Management LLC

5772 North Mesa St

El Paso, TX 79912

Attention: Michelle Kaip

michelle@elevationhm.com

7.Assumption.  Assignee hereby accepts all of Assignor’s right, title and interest in, to and under the Management Agreement, agrees to be bound by the Management Agreement, and assumes all the duties, obligations and liabilities of Assignor accruing under or with respect to the Management Agreement accruing from and after the Effective Date; provided, that as between Manager and Assignee, from and after the Effective Date, Assignee shall be deemed to have assumed, and shall be responsible for, all duties, obligations and liabilities of “Owner”

accruing under or with respect to the Management Agreement irrespective of the date on which such duties, obligations and liabilities accrued.

8.Further Assurances.  Promptly upon request of the other party, Assignor and Assignee shall each execute, acknowledge (as appropriate) and deliver to the other such further assurances and take such further actions as may be reasonably required or appropriate to perfect the assignment and assumption of the Management Agreement and otherwise carry out the intent and purpose of this Agreement, provided that neither party shall incur any material additional cost, expense or obligation in connection with any act that the other party may request.

9.Binding Effect.  The terms, covenants, conditions, and obligations imposed upon each party herein shall be binding upon the successors and assigns of such party.

10.Miscellaneous.  Capitalized terms used but not defined herein shall have the meanings set forth in the Management Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the matters addressed herein.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/
ASSIGNOR:

HD SUNLAND PARK PROPERTY, LLC,
a Delaware limited liability company

By: High Desert Investors 3 LLC, a Delaware limited liability company, its sole member

	By:	/s/ Albert Ken Okamoto
Albert Ken Okamoto, Authorized Signatory

ASSIGNEE:

LF3 El Paso TRS, LLC
a Delaware limited liability company

	By:	Lodging Fund REIT III, Inc.
	Its:	Sole Member

	By:	Lodging Fund REIT III OP, LP
	Its:	Sole Shareholder

	By:	Lodging Fund REIT III, Inc.
	Its:	General Partner

/s/ Samuel C. Montgomery
	By:	Samuel C. Montgomery
	Its:	Chief Financial Officer

C.
OWNER:

LF3 El Paso, LLC
a Delaware limited liability company

	By:	Lodging Fund REIT III OP, LP
	Its:	Sole Member

/s/ Samuel C. Montgomery
	By:	Samuel C. Montgomery
	Its:	Chief Financial Officer

[Signature follow on next page]

MANAGER’S CONSENT

The undersigned, as “Manager” under the Management Agreement, hereby consents to the foregoing Assignment and Assumption of Management Agreement.

MANAGER:

ELEVATION HOTEL MANAGEMENT, LLC
a Delaware limited liability company

By:	/s/ Michelle Kaip
Name:	Michelle Kaip
Title:	President